Exhibit 10.14
PROMISSORY NOTE

$7,000,000.00	New York, New York as of December 17, 2004
          American Railcar Industries, Inc. (“Maker”), a Missouri corporation, hereby promises to pay to Amos Corp. (‘Payee”), a Nevada corporation, the principal sum of Seven Million US. Dollars ($7,000,000.00) (the “Principal Amount”), together with interest on such principal sum at the rate per annum equal to the prime rate, as established by Fleet Bank, N.A. from time to time plus 1 3/4%, which interest shall not be compounded. Interest shall be calculated on the basis of a year of 365 days and the actual number of days elapsed from the date hereof.
          Maker shall pay interest monthly in arrears on the Principal Amount on the first business day of each of the months of June and December, with a final payment of the Principal Amount and of the interest accrued thereon being due and payable On Demand. Payments of principal and interest under this Note shall be made at the office of Payee at 10650 West Charleston Blvd. Las Vegas, Nevada 89135, in lawful money of the United States of America in immediately available funds.
          Maker hereby waives notice of dishonor, protest and notice of protest. Should any indebtedness represented by this Note be collected at law or in equity or in bankruptcy or other proceedings after demand therefore has been made, or should this Note be placed in the hands of attorneys for collection after default, the undersigned agrees to pay, in addition to the amount of indebtedness for which demand has been made and interest due and payable thereon, all costs of collection or attempting to collect the same, including reasonable attorney’s fees and expenses (including those incurred in connection with any appeal).
          This Note and the legality, validity and performance of the terms hereof shall be governed by and enforced, determined and construed in accordance with the laws of the State of New York, applicable to contracts, transactions and obligations entered into and to be performed wholly in New York.
          This Note shall be binding upon Maker and Maker’s successors and assigns.

AMERICAN RAILCAR INDUSTRIES, INC.
By:	/s/ Umesh Choksi
Umesh Choksi, Assistant Treasurer